UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

HG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware No. 0-14938	54-1272589
(State or other jurisdiction (Commission File Number) of incorporation)	(IRS Employer Identification No.)

2115 E. 7th Street, Suite 101 Charlotte, North Carolina	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 355-4610

Not Applicable (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.     Completion of Acquisition or Disposition of Assets.

As previously reported, on April 3, 2020, HG Holdings, Inc. (the “Company”) entered into a subscription agreement with HC Government Realty Trust, Inc., a Maryland corporation (“HC Realty”), pursuant to which the Company purchased 100,000 shares of HC Realty’s 10.00% Series B Cumulative Convertible Preferred Stock (the “Series B Stock”) for an aggregate purchase price of $1,000,000 (the “$1 Million Subscription Agreement”). As also previously reported, on April 9, 2020, the Company entered into a subscription agreement with HC Realty to purchase 250,000 shares of Series B Stock for an aggregate purchase price of $2,500,000 (the “$2.5 Million Subscription Agreement”, and together with the $1 Million Subscription Agreement, the “Subscription Agreements”). For additional information on the Series B Stock, see the Company’s Current Report on Form 8-K filed March 25, 2019 with respect to the Company’s purchase of 200,000 shares of Series B Stock.

On April 29, 2020, the Company purchased 250,000 shares of Series B Stock pursuant to the $2.5 Million Subscription Agreement. As a result of this purchase, the Company now owns approximately 25.9% of the as converted equity interest in HC Realty.

Steven A. Hale, Chairman and Chief Executive Officer of the Company, is the Chairman and Chief Executive Office and a director of HC Realty. Bradley G. Garner, the Principal Financial and Accounting Officer of the Company, is a director of HC Realty. Matthew A. Hultquist, one of the Company’s directors, is a part time employee of HC Realty serving as Senior Vice President – Acquisitions. The per share consideration paid for the Series B Stock purchased pursuant to the Subscription Agreements was the same per share consideration paid for Series B Stock purchased by the Company in March 2019. The Company’s independent director approved these purchases of additional shares of Series B Stock and these purchases were also approved by the Audit Committee of the Company’s Board of Directors.

Item 9.01.      Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

As permitted by Item 9.01(a)(4) of Form 8-K, the Company will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report not later than seventy-one (71) calendar days after the date this Current Report must be filed.

(b)       Pro forma financial information

               As permitted by Item 9.01(b)(2) of Form 8-K, the Company will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report not later than seventy-one (71) calendar days after the date this Current Report must be filed.

(d)     Exhibits

10.1

Subscription Agreement, dated as of April 3, 2020, by and between HC Government Realty Trust, Inc. and HG Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (Commission File No. 0-14938) filed April 9, 2020).

10.2	Subscription Agreement, dated as of April 9, 2020, by and between HC Government Realty Trust, Inc. and HG Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (Commission File No. 0-14938) filed April 10, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HG HOLDINGS, INC.

Date: May 5, 2020	By:	/s/ Bradley G. Garner
Bradley G. Garner
Principal Financial and Accounting Officer